Exhibit 99.1

September 15, 2020 OTCQB: SVBL, TSX: SVB

SILVER BULL ANNOUNCES REVERSE STOCK SPLIT OF COMMON STOCK

VANCOUVER, BC – (September 15, 2020) – Silver Bull Resources, Inc. (TSX: SVB; OTCQB: SVBL) ("Silver Bull" or the "Company") announced today that its board of directors has approved a 1-for-8 reverse stock split of the Company's issued and outstanding common stock. The reverse stock split will be effective prior to the stock market opening on Friday, September 18, 2020, subject to receipt of all necessary regulatory approvals, including the final approval of the Toronto Stock Exchange ("TSX") and the Nevada Secretary of State ("NSS").

In the reverse stock split, every eight pre-split shares of issued and outstanding common stock of the Company will be converted into one post-split share of common stock, with all fractional shares being rounded up to the nearest whole share. No fractional shares will be issued in connection with the reverse stock split. In connection with the reverse stock split, the 300,000,000 pre-split authorized shares of Silver Bull common stock will be proportionately reduced to 37,500,000 post-split authorized shares of Silver Bull common stock. Proportional adjustments will also be made to the Company's outstanding stock options.

As a result of the reverse stock split, each shareholder's percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor adjustments that may have resulted from rounding fractional shares into whole shares. In addition, the rights and privileges of the holders of Silver Bull common stock will be unaffected by the reverse stock split.

The reverse stock split will become effective as of 12:01 a.m. PT on September 18, 2020, and Silver Bull common stock will begin trading on the TSX and the OTCQB on a post-split basis at the open of trading on Friday, September 18, 2020, subject to receipt of all necessary regulatory approvals, including the approval of the TSX and the NSS. The Company's ticker symbol on the OTCQB will remain unchanged, although a "D" will be placed at the end of the SVBL ticker symbol (SVBLD) for 20 business days following the reverse stock split. Silver Bull common stock will also be identified under a new CUSIP number (827458209).

Any shareholder of Silver Bull common stock who holds its shares in book-entry or other electronic form does not need to take any action, as the effect of the reverse stock split will automatically be reflected in its account. Any shareholder of Silver Bull common stock who hold its shares in certificated form will be mailed a letter of transmittal providing instructions for how to exchange its existing stock certificate for a stock certificate with a stamp indicating the new CUSIP number.

About Silver Bull: Silver Bull is a mineral exploration company whose shares are listed on the Toronto Stock Exchange and trade on the OTCQB in the United States, and is based out of Vancouver, Canada. Silver Bull recently signed an option to purchase agreement for the "Beskauga" copper-gold project in Kazakhstan. This agreement is still subject to on the ground due diligence when safe travel due to COVID to the region allows. In addition, Silver Bull owns the Sierra Mojada Project which is located 150 kilometers north of the city of Torreon in Coahuila, Mexico, and is highly prospective for silver and zinc and is currently under a joint venture option with South32 Ltd.

About the Sierra Mojada deposit: Sierra Mojada is an open pittable oxide deposit with a NI43-101 compliant measured and indicated "global" resource of 70.4 million tonnes grading 3.4% zinc and 38.6g/t silver at a $13.50 NSR cutoff giving 5.35 billion pounds of zinc and 87.4 million ounces of silver. Included within the "global" resource is a measured and indicated "high grade zinc zone" of 13.5 million tonnes with an average grade of 11.2% zinc at a 6% cutoff, giving 3.336 billion pounds of zinc, and a measured and indicated "high grade silver zone" of 15.2 million tonnes with an average grade of 114.9g/t silver at a 50g/t cutoff giving 56.3 million ounces of silver. Mineralization remains open in the east, west, and northerly directions. Approximately 60% of the current 3.2 kilometer mineralized body is at or near surface before dipping at around 6 degrees to the east.

The technical information of this news release has been reviewed and approved by Tim Barry, a Chartered Professional Geologist (CPAusIMM), and a qualified person for the purposes of National Instrument 43-101.

On behalf of the Board of Directors

"Tim Barry"

Tim Barry, CPAusIMM

Chief Executive Officer, President and Director

INVESTOR RELATIONS:

+1 604 687 5800

info@silverbullresources.com

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated, and Inferred Resources: This news release uses the terms "measured resources," "indicated resources," and "inferred resources" which are defined in, and required to be disclosed by, NI 43-101. We advise U.S. investors that these terms are not recognized by the United States Securities and Exchange Commission (the "SEC"). The estimation of measured, indicated and inferred resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that measured and indicated mineral resources will be converted into reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. U.S. investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. Under Canadian securities laws, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies.

Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations, however the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, the information contained in this news release may not be comparable to similar information made public by U.S. companies that are not subject NI 43-101.

Cautionary Note regarding Forward-looking Statements: This news release contains forward-looking statements regarding future events and Silver Bull's future results that are subject to the safe harbors created under the U.S. Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. Forward-looking statements include, among others, statements relating to the timing and other aspects of the proposed reverse stock split. These statements are based on current expectations, beliefs and assumptions of Silver Bull's management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions and references to future periods, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as obtaining the requisite approvals from the Toronto Stock Exchange, the Financial Industry Regulatory Authority and others to effectuate the reverse stock split and other matters discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019, our Quarterly Reports on Form 10-Q for the interim periods ended January 31, 2020 and April 30, 2020, and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.